Exhibit 99.2

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces
Pricing of Public Offering of

$700,000,000 of Senior Notes due 2030

PASADENA, Calif. — March 23, 2020 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it has priced a public offering of $700,000,000 aggregate principal amount of 4.900% senior notes due 2030 (the “notes”). Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers in connection with the public offering, and Barclays Capital Inc., BBVA Securities Inc., Capital One Securities, Inc., Evercore Group L.L.C., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Fifth Third Securities, Inc. are acting as co-managers in connection with the public offering.

The notes have been priced at 99.933% of the principal amount with a yield to maturity of 4.909%. The notes will be unsecured obligations of the Company and be fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about March 26, 2020, subject to customary closing conditions.

The Company expects the net proceeds from this offering will be used to reduce the outstanding indebtedness under the Company’s unsecured senior line of credit and/or the Company’s commercial paper program, if any, after which the proceeds will be used for general corporate purposes.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free telephone 800-831-9146, or email prospectus@citi.com; BofA Securities, Inc., NC1-004-03-43, Attn: Prospectus Department, at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001 or email dg.prospectus_requests@bofa.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, telephone 866-471-2526, fax 212-902-9316, or email prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, Attn: Investment Grade Syndicate Desk, at 383 Madison Avenue, 3rd Floor, New York, NY 10179 or telephone collect 212-834-4533.

Alexandria, an S&P 500® urban office real estate investment trust, is the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Vice President – Corporate Communications, (626) 788-5578, skabakoff@are.com

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